Exhibit 32.2

Covalence Specialty Materials Corp.

Certification by the Principal Financial Officer
Required by Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.0 Section 1350

          I, David S. Graziosi, Chief Financial Officer of Covalence Specialty Materials, Corp., a Delaware corporation (the “Company”), hereby certify that, based on my knowledge:

(1)

The Company's quarterly report on Form 10-Q for the period ended December 29, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David S. Graziosi
David S. Graziosi
Executive Vice President, Chief Financial Officer

Date: March 12, 2007